Exhibit 4.1


                        Form of Fixed Rate Senior Note


REGISTERED                                         REGISTERED
No. FXR                                            U.S. $50,000,000
                                                   CUSIP: 617446AX7


               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


         IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


                           MORGAN STANLEY GROUP INC.
                   SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                 (Fixed Rate)





















ORIGINAL ISSUE DATE:                                INITIAL REDEMPTION        INTEREST RATE:      ORIGINAL
September 22, 1995                                  DATE: N/A                 N/A                 MATURITY
                                                                                                  DATE:
                                                                                                  September 30,
                                                                                                  2000

INTEREST ACCRUAL DATE:                              INITIAL REDEMPTION        APPLICABILITY       OPTIONAL
   N/A                                              PERCENTAGE: N/A           OF MODIFIED         REPAYMENT
                                                                              PAYMENT UPON        DATES(S):
                                                                              ACCELERATION:          N/A
                                                                                 N/A
TOTAL AMOUNT OF OID:                                ANNUAL REDEMPTION         If yes, state
$95.11 per $1,000                                   PERCENTAGE                Issue Price:
principal amount of                                 REDUCTION:
this Note                                              N/A

ORIGINAL YIELD TO                                   SPECIFIED CURRENCY:
MATURITY:                                            U.S. Dollars
2.0% per annum
computed on a semi-annual bond equivalent
basis based on the
Issue Price calculated
from the Original
Issue Date.


INITIAL ACCRUAL
PERIOD: N/A


APPLICABILITY OF                                    APPLICABILITY OF
ISSUER's OPTION TO                                  ANNUAL INTEREST
EXTEND ORIGINAL                                     PAYMENTS: N/A
MATURITY DATE: N/A

If yes, state Final
Maturity Date:


OTHER PROVISIONS:
(See Below)


Issue Price:............................... 90.489%

Exchange Right:............................ On any Exchange Date, subject to a prior call of this Note for cash
                                            by the Issuer as described under
                                            "Company Exchange Right" below,
                                            the holder of this Note shall be
                                            entitled upon completion by the
                                            holder and acknowledgment by the
                                            Issuer and the Calculation Agent
                                            of the "Official Notice of
                                            Exchange," in substantially the
                                            form of Annex A attached hereto,
                                            prior to 11:00 a.m. New York City
                                            time on such date and delivery on
                                            such date of this Note to the
                                            Trustee, to exchange each $1,000
                                            principal amount of this Note for
                                            11.1581 shares (the "Exchange
                                            Ratio") of the common stock, par
                                            value $5.00 per share ("BA Stock")
                                            of The Boeing Company ("Boeing"),
                                            subject to any adjustments (x) to
                                            the Exchange Ratio or (y) in the
                                            stock, other securities or other
                                            property or assets (including
                                            cash) to be delivered instead of
                                            or in addition to such BA Stock
                                            as a result of any corporate event
                                            described under "Adjustments to
                                            the Exchange Ratio" below, in each
                                            case, required to be made prior to
                                            the close of business on the second
                                            Business Day after any such
                                            Exchange Date.  Upon any such
                                            exchange, the Issuer may, at its
                                            sole option, deliver such shares
                                            of BA Stock (or such stock, other
                                            securities or other property or
                                            assets (including cash) to be
                                            delivered instead of or in
                                            addition to such BA Stock as
                                            aforesaid) or pay an amount in
                                            cash for each $1,000 principal
                                            amount of this Note equal to the
                                            Exchange Ratio as of the close of
                                            business on the second Business
                                            Day after any such Exchange Date
                                            times the Market Price of one
                                            share of BA Stock on the Exchange
                                            Date, as determined by the
                                            Calculation Agent, in lieu of such
                                            shares.  Such delivery shall be
                                            made 3 Business Days after any
                                            Exchange Date, subject to delivery
                                            of this Note to the Trustee on the
                                            Exchange Date as aforesaid.

                                            On the second Business Day
                                            immediately succeeding any
                                            Exchange Date, the Issuer shall
                                            cause the Calculation Agent to
                                            provide written notice to the
                                            Trustee at its New York office,
                                            on which notice the Trustee may
                                            conclusively rely, (i) of its
                                            receipt of any such "Official
                                            Notice of Exchange," (ii) of the
                                            Issuer's determination to deliver
                                            shares of BA Stock or to pay cash
                                            and (iii) if BA Stock is to be
                                            delivered, of the number of shares
                                            to be delivered (and of the amount
                                            of any cash to be paid in lieu of
                                            fractional shares of BA Stock and,
                                            if applicable, of any other stock,
                                            other securities or other property
                                            or assets (including cash) to be
                                            delivered as a result of any
                                            corporate event described in
                                            paragraphs 5 or 6 under
                                            "Adjustments to the Exchange
                                            Ratio" below) or, if cash is to be
                                            paid, of the amount of such cash.
                                            If, as a result of any corporate
                                            event described under "Adjustments
                                            to the Exchange Ratio" occurring
                                            during the period from and
                                            including the Exchange Date to but
                                            excluding the third Business Day
                                            following the Exchange Date, the
                                            Calculation Agent makes any
                                            adjustment to the Exchange Ratio
                                            and consequent adjustment to the
                                            number of shares of BA Stock to
                                            be delivered or any adjustment to
                                            the quantity of any other stock,
                                            other securities or other property
                                            or assets (including cash) due to
                                            the holder of this Note, the
                                            Calculation Agent shall give
                                            prompt notice of any such
                                            adjustments to the Trustee at its
                                            New York office, on which notice
                                            the Trustee may conclusively rely.

                                            The Issuer shall, or shall cause
                                            the Calculation Agent to, deliver
                                            any such shares of BA Stock (or
                                            any other stock, other securities
                                            or other property or assets
                                            (including cash)) or such cash to
                                            the Trustee for delivery to the
                                            holders.

No Fractional Shares ...................... If upon any exchange of this Note the Issuer chooses to deliver
                                            shares of BA Stock (and, if
                                            applicable, any other stock or
                                            other securities), the Issuer
                                            shall pay cash in lieu of issuing
                                            fractional shares of BA Stock
                                            (and, if applicable, of any other
                                            stock or securities) in an amount
                                            equal to the corresponding Market
                                            Price of such fraction of BA Stock
                                            (or, if applicable, of such other
                                            stock or other securities) on such
                                            Exchange Date or Call Date, as
                                            applicable, as determined by the
                                            Calculation Agent.

Exchange Ratio............................. 11.1581, subject to adjustment for certain corporate events.  See
                                            "Adjustments to Exchange Ratio"
                                            below.

Exchange Date.............................. Any NYSE Trading Day that falls during the period beginning
                                            December 21, 1995 and ending on
                                            the day prior to the earliest of
                                            (i) the Maturity Date, (ii) the
                                            Call Date and (iii) in the event
                                            of a call for cash as described
                                            under "Company Exchange Right"
                                            below, the Notice Date.

Company Exchange Right..................... On or after March 18, 1999, the
                                            Issuer may call this Note, in
                                            whole but not in part, for
                                            mandatory exchange into BA Stock
                                            (and, if applicable, any other
                                            stock, other securities or other
                                            property or assets (including
                                            cash)) at the Exchange Ratio on
                                            the Business Day immediately
                                            preceding the Call Date; provided,
                                            that if Parity on the NYSE Trading
                                            Day immediately preceding the
                                            Notice Date, as determined by the
                                            Calculation Agent, is less than the
                                            applicable Call Price for such
                                            Notice Date, the Issuer shall pay
                                            such applicable Call Price in cash
                                            on the Call Date.

                                            On the Notice Date, the Issuer
                                            shall give notice of the Issuer's
                                            exercise of the Company Exchange
                                            Right (i) to the holder of this
                                            Note by mailing notice of such
                                            exercise by first class mail,
                                            postage prepaid, at least 30 days
                                            and not more than 60 days prior to
                                            the date (the "Call Date") on
                                            which the Issuer shall effect such
                                            exchange at the holder's last
                                            address as it shall appear upon
                                            the registry books and (ii) to the
                                            Trustee by telephone or facsimile
                                            confirmed by mailing such notice
                                            to the Trustee by first class mail,
                                            postage prepaid, at its New York
                                            office.  Any notice which is
                                            mailed in the manner herein
                                            provided shall be conclusively
                                            presumed to have been duly given,
                                            whether or not the holder of this
                                            Note receives the notice.  Failure
                                            to give notice by mail, or any
                                            defect in the notice to the holder
                                            of any Note shall not affect the
                                            validity of the proceedings for
                                            the exercise of the Company
                                            Exchange Right with respect to any
                                            other Note.

                                            The notice of the Issuer's
                                            exercise of the Company Exchange
                                            Right to the holder of this Note
                                            and to the Trustee shall specify
                                            the Call Date, whether Parity on
                                            NYSE Trading Day immediately prior
                                            to the Notice Date, as determined
                                            by the Calculation Agent, is less
                                            than the Call Price applicable to
                                            such Notice Date so that the
                                            Issuer will pay such applicable
                                            Call Price on the Call Date, the
                                            place or places of payment of
                                            cash, or, if Parity, as so
                                            determined, is equal to or greater
                                            than such applicable Call Price,
                                            the place or places of delivery of
                                            the BA Stock and, if applicable,
                                            of any other stock, other
                                            securities or other property or
                                            assets (including cash) to be
                                            delivered as a result of any
                                            corporate event described in
                                            paragraphs 5 or 6 under
                                            "Adjustments to the Exchange
                                            Ratio" (and of any cash to be paid
                                            in lieu of fractional shares of BA
                                            Stock (and, if applicable, of any
                                            such other stock or securities)),
                                            the number of shares of BA Stock
                                            (and, if applicable, the quantity
                                            of any other stock, other
                                            securities or other property or
                                            assets (including cash)) to be
                                            delivered per $1,000 principal
                                            amount of this Note, that such
                                            delivery will be made upon
                                            presentation and surrender of this
                                            Note and that such exchange is
                                            pursuant to the Company Exchange
                                            Right.

                                            The notice of the Issuer's
                                            exercise of the Company Exchange
                                            Right shall be given by the Issuer
                                            or, at the Issuer's request, by
                                            the Trustee in the name and at the
                                            expense of the Issuer.

                                            If BA Stock (and, if applicable,
                                            any other stock, other securities
                                            or other property or assets
                                            (including any cash) is to be
                                            delivered and, as a result of any
                                            corporate event described under
                                            "Adjustments to the Exchange
                                            Ratio" occurring during the period
                                            from and including the Notice Date
                                            to the close of business on the
                                            Business Day prior to the  Call
                                            Date, the Calculation Agent makes
                                            any adjustment to the Exchange
                                            Ratio and consequent adjustment to
                                            the number of shares of BA Stock to
                                            be delivered or any adjustment to
                                            the quantity of any other stock,
                                            other securities or other property
                                            or assets (including cash) due to
                                            the holder of this Note, the
                                            Calculation Agent shall give
                                            prompt notice of any such
                                            adjustments to the Trustee at its
                                            New York Office, on which notice
                                            the Trustee may conclusively rely.

                                            If this Note is so called for
                                            mandatory exchange, then, unless
                                            (solely in the case of an exchange
                                            for BA Stock) the holder
                                            subsequently exercises its
                                            Exchange Right, the BA Stock (and,
                                            if applicable, any other stock,
                                            other securities or other property
                                            or assets (including cash)) or
                                            cash to be delivered to the holder
                                            of this Note shall be delivered on
                                            the Call Date fixed by the Issuer
                                            and set forth in its notice of
                                            mandatory exchange, upon delivery
                                            of this Note to the Trustee.  The
                                            Issuer shall, or shall cause the
                                            Calculation Agent to, deliver such
                                            shares of BA Stock or cash to the
                                            Trustee for delivery to the holder.

                                            If this Note is not surrendered
                                            for exchange on the Call Date, it
                                            shall be deemed to be no longer
                                            Outstanding under, and as defined
                                            in, the Senior Indenture (as
                                            defined below) after the Call
                                            Date, except with respect to the
                                            holder's right to receive the BA
                                            Stock (and, if applicable, any
                                            other stock, other securities or
                                            other property or assets (including
                                            cash)) or cash due in connection
                                            with the Company Exchange Right.

Notice Date:............................... Any NYSE Trading Day on or after
                                            March 18, 1999 on which the Issuer
                                            issues its notice of mandatory
                                            exchange.

Parity:.................................... With respect to any NYSE Trading
                                            Day, an amount equal to the
                                            Exchange Ratio times the Market
                                            Price (as defined below) of one
                                            share of BA Stock on such NYSE
                                            Trading Day.

Call Price:................................ Notice Date           Call Price
                                            On or after           103% of
                                            March 18, 1999        principal
                                            and before            amount
                                            September 18,
                                            1999

                                            On or after           102% of
                                            September 18,         principal
                                            1999 and before       amount
                                            March 18, 2000

                                            On or after           101% of
                                            March 18, 2000        principal
                                            and before            amount
                                            September 30,
                                            2000

Market Price:.............................. If BA Stock is listed on a national securities exchange, is
                                            a security of The Nasdaq National
                                            Market ("NASDAQ NMS") or is
                                            included in the OTC Bulletin Board
                                            Service ("OTC Bulletin Board")
                                            operated by the National
                                            Association of Securities Dealers,
                                            Inc. (the "NASD"), the Market
                                            Price for any NYSE Trading Day
                                            means (i) the last reported sale
                                            price, regular way, on such day on
                                            the principal United States
                                            securities exchange registered
                                            under the Securities Exchange Act
                                            of 1934, as amended (the "Exchange
                                            Act"), on which BA Stock is listed
                                            or admitted to trading or (ii) if
                                            not listed or admitted to trading
                                            on any such securities exchange or
                                            if such last reported sale price
                                            is not obtainable, the last
                                            reported sale price on the
                                            over-the-counter market as
                                            reported on the NASDAQ NMS or OTC
                                            Bulletin Board on such day. If the
                                            last reported sale price is not
                                            available pursuant to clause (i)
                                            or (ii) of the preceding sentence,
                                            the Market Price for any NYSE
                                            Trading Day shall be the mean, as
                                            determined by the Calculation
                                            Agent, of the bid prices for BA
                                            Stock obtained from as many
                                            dealers in such stock, but not
                                            exceeding three, as will make such
                                            bid prices available to the
                                            Calculation Agent.  The term
                                            "NASDAQ NMS security" shall
                                            include a security included in any
                                            successor to such system and the
                                            term "OTC Bulletin Board Service"
                                            shall include any successor
                                            service thereto.

NYSE Trading Day:.......................... A day on which trading is generally conducted in the
                                            over-the-counter market for equity
                                            securities in the United States
                                            and on the New York Stock
                                            Exchange, as determined by the
                                            Calculation Agent, and on which
                                            a Market Disruption Event has not
                                            occurred.

Calculation Agent:......................... Morgan Stanley & Co. Incorporated
                                            ("MS & Co.")

Adjustments to the Exchange Ratio:......... The Exchange Ratio shall be adjusted as follows:

                                             1.  If BA Stock is subject to a
                                            stock split or reverse stock
                                            split, then once such split has
                                            become effective, the Exchange
                                            Ratio shall be adjusted to equal
                                            the product of the prior Exchange
                                            Ratio and the number of shares
                                            issued in such stock split or
                                            reverse stock split with respect
                                            to one share of BA Stock.

                                            2.  If BA Stock is subject to a
                                            stock dividend (issuance of
                                            additional shares of BA Stock)
                                            that is given ratably to all
                                            holders of shares of BA Stock,
                                            then once the dividend has become
                                            effective and BA Stock is trading
                                            ex-dividend, the Exchange Ratio
                                            shall be adjusted so that the new
                                            Exchange Ratio shall equal the
                                            prior Exchange Ratio plus the
                                            product of (i) the number of
                                            shares issued with respect to one
                                            share of BA Stock and (ii) the
                                            prior Exchange Ratio.

                                            3.  There shall be no adjustments
                                            to the Exchange Ratio to reflect
                                            cash dividends or other
                                            distributions paid with respect to
                                            BA Stock other than distributions
                                            described in paragraph 6 below and
                                            Extraordinary Dividends as
                                            described below.  A cash dividend
                                            or other distribution with respect
                                            to BA Stock shall be deemed to be
                                            an "Extraordinary Dividend" if such
                                            dividend or other distribution
                                            exceeds the immediately preceding
                                            non-Extraordinary Dividend for BA
                                            Stock by an amount equal to at
                                            least 10% of the Market Price of
                                            BA Stock on the NYSE Trading Day
                                            preceding the ex-dividend date for
                                            the payment of such Extraordinary
                                            Dividend (the "ex-dividend date").
                                            If an Extraordinary Dividend
                                            occurs with respect to BA Stock,
                                            the Exchange Ratio with respect to
                                            BA Stock shall be adjusted on the
                                            ex-dividend date with respect to
                                            such Extraordinary Dividend so that
                                            the new Exchange Ratio shall equal
                                            the product of (i) the then
                                            current Exchange Ratio and (ii) a
                                            fraction, the numerator of which
                                            is the Market Price on the NYSE
                                            Trading Day preceding the
                                            ex-dividend date, and the
                                            denominator of which is the amount
                                            by which the Market Price on the
                                            NYSE Trading Day preceding the
                                            ex-dividend date exceeds the
                                            Extraordinary Dividend Amount.  The
                                            "Extraordinary Dividend Amount"
                                            with respect to an Extraordinary
                                            Dividend for BA Stock shall equal
                                            (i) in the case of cash dividends
                                            or other distributions that
                                            constitute quarterly dividends,
                                            the amount per share of such
                                            Extraordinary Dividend minus the
                                            amount per share of the
                                            immediately preceding
                                            non-Extraordinary Dividend for BA
                                            Stock or (ii) in the case of cash
                                            dividends or other distributions
                                            that do not constitute quarterly
                                            dividends, the amount per share of
                                            such Extraordinary Dividend.  To
                                            the extent an Extraordinary
                                            Dividend is not paid in cash, the
                                            value of the non-cash component
                                            shall be determined by the
                                            Calculation Agent, whose
                                            determination shall be conclusive.
                                            A distribution on the BA Stock
                                            described in paragraph 6 below
                                            that also constitutes an
                                            Extraordinary Dividend shall only
                                            cause an adjustment to the
                                            Exchange Ratio pursuant to
                                            paragraph 6.


                                            4.  If Boeing is being liquidated
                                            or is subject to a proceeding
                                            under any applicable bankruptcy,
                                            insolvency or other similar law,
                                            this Note shall continue to be
                                            exchangeable into BA Stock so long
                                            as a Market Price for BA Stock is
                                            available.  If a Market Price is
                                            no longer available for BA Stock
                                            for whatever reason, including the
                                            liquidation of Boeing or the
                                            subjection of Boeing to a
                                            proceeding under any applicable
                                            bankruptcy, insolvency or other
                                            similar law, then the value of BA
                                            Stock shall equal zero for so long
                                            as no Market Price is available.


                                            5.  If there occurs any
                                            reclassification or change of BA
                                            Stock, or if Boeing has been
                                            subject to a merger, combination
                                            or consolidation and is not the
                                            surviving entity, or if there
                                            occurs a sale or conveyance to
                                            another corporation of the
                                            property and assets of Boeing as
                                            an entirety or substantially as
                                            an entirety, in each case as a
                                            result of which the holders of BA
                                            Stock shall be entitled to receive
                                            stock, other securities or other
                                            property or assets (including
                                            cash) with respect to or in
                                            exchange for such BA Stock, then
                                            the holder of this Note shall be
                                            entitled thereafter to exchange
                                            this Note into the kind and amount
                                            of shares of stock, other
                                            securities or other property or
                                            assets the holder would have owned
                                            or been entitled to receive upon
                                            such reclassification, change,
                                            merger, combination,
                                            consolidation, sale or conveyance
                                            had the holder exchanged this Note
                                            for BA Stock immediately prior to
                                            any such corporate event.  At such
                                            time, no adjustment shall be made
                                            to the Exchange Ratio of BA Stock.

                                            6.  If Boeing issues to all of its
                                            shareholders equity securities of
                                            an issuer other than Boeing (other
                                            than in a transaction described in
                                            paragraph 5 above), then the
                                            holder of this Note shall be
                                            entitled to receive such new
                                            equity securities upon exchange
                                            of this Note.  The Exchange Ratio
                                            for such new equity securities
                                            shall equal the product of the
                                            Exchange Ratio in effect for BA
                                            Stock at the time of the issuance
                                            of such new equity securities
                                            times the number of shares of the
                                            new equity securities issued with
                                            respect to one share of BA Stock.

                                            No adjustments to the Exchange
                                            Ratio shall be required unless
                                            such adjustment would require a
                                            change of at least 0.1% in the
                                            Exchange Ratio then in effect.
                                            The Exchange Ratio resulting from
                                            any of the adjustments specified
                                            above shall be rounded to the
                                            nearest one thousandth with five
                                            ten-thousandths being rounded
                                            upward.  No adjustments to the
                                            Exchange Ratio shall be made other
                                            than those specified above.

                                            The Calculation Agent shall be
                                            solely responsible for the
                                            determination and calculation of
                                            any adjustments to the Exchange
                                            Ratio and of any related
                                            determinations and calculations
                                            with respect to any distributions
                                            of stock, other securities or
                                            other property or assets
                                            (including cash) in connection
                                            with any corporate event described
                                            in paragraph 5 or 6 above, and its
                                            determinations and calculations
                                            with respect thereto shall be
                                            conclusive.

                                            The Calculation Agent shall
                                            provide information as to any
                                            adjustments to the Exchange Ratio
                                            upon written request by the holder
                                            of this Note.

Market Disruption Event:................... "Market Disruption Event" means, with respect to BA Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            BA Stock on the primary market for
                                            BA Stock for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            trading in such market; or the
                                            suspension or material limitation
                                            on the primary market for trading
                                            in options contracts related to BA
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of trading in the applicable
                                            market, in each case as determined
                                            by the Calculation Agent in its
                                            sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that the event
                                            described in clause (i) above
                                            materially interfered with the
                                            ability of the Issuer or any of
                                            its affiliates to unwind all or
                                            a material portion of the hedge
                                            with respect to the Exchangeable
                                            Notes Due September 30, 2000
                                            (Exchangeable For Shares of Common
                                            Stock of The Boeing Company).

                                            For purposes of determining
                                            whether a Market Disruption Event
                                            has occurred: (1) a limitation on
                                            the hours or number of days of
                                            trading will not constitute a
                                            Market Disruption Event if it
                                            results from an announced change
                                            in the regular business hours of
                                            the relevant exchange, (2) a
                                            decision to permanently
                                            discontinue trading in the
                                            relevant contract will not
                                            constitute a Market Disruption
                                            Event, (3) limitations pursuant
                                            to New York Stock Exchange Rule
                                            80A (or any applicable rule or
                                            regulation enacted or promulgated
                                            by the New York Stock Exchange,
                                            any other self-regulatory
                                            organization or the Securities and
                                            Exchange Commission of similar
                                            scope as determined by the
                                            Calculation Agent) on trading
                                            during significant market
                                            fluctuations shall constitute a
                                            Market Disruption Event, (4) a
                                            suspension of trading in an
                                            options contract on BA Stock by
                                            the primary securities market
                                            trading in such options, if
                                            available, by reason of (x) a
                                            price change exceeding limits set
                                            by such securities exchange or
                                            market, (y) an imbalance of orders
                                            relating to such contracts or (z)
                                            a disparity in bid and ask quotes
                                            relating to such contracts will
                                            constitute a suspension or material
                                            limitation of trading in options
                                            contracts related to BA Stock and
                                            (5) an "absence of trading" on the
                                            primary securities market on which
                                            options contracts related to BA
                                            Stock are traded shall not include
                                            any time when such securities
                                            market is itself closed for
                                            trading under ordinary
                                            circumstances.


               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $50,000,000 (United States Dollars Fifty Million), on the Original Maturity Date specified above or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity
Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of March and September in each year (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

               Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units ("ECUs"), in the principal financial center of the country of the Specified Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

               Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.



DATED: September 22, 1995              MORGAN STANLEY GROUP INC.



                                       By_____________________________
                                         Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned
Senior Indenture.

CHEMICAL BANK,
  as Trustee



By________________________________
            Authorized Officer


                              REVERSE OF SECURITY


               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 (as so supplemented, the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension Notice, as defined below, sent to the holder hereof as described below.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified
Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

               The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

               Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice
(or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

               If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

               Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

               If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used as either the unit of account of the European Community or as the currency of the European Union, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

               The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used as the unit of account of the European Community. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

               All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.


               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.


                                 ABBREVIATIONS



               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT-...........Custodian..............
                                 (Cust)              (Minor)

         Under Uniform Gifts to Minors Act...................
                                                (State)


               Additional abbreviations may also be used though not in the above list.





               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


                                       !
_______________________________________!
                                       !
____________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]


____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably


____________________________________________________________________
constituting and appointing such person attorney to transfer


____________________________________________________________________
such note on the books of the Issuer, with full power of


____________________________________________________________________
substitution in the premises.


Dated:_____________________




NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                           OPTION TO ELECT REPAYMENT


               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________
                          (Please print or typewrite
                     name and address of the undersigned)


               If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
__________________________.



Dated:_______________            ____________________________________________
                                 NOTICE:  The signature on this
                                 Option to Elect Repayment must
                                 correspond with the name as written
                                 upon the face of the within
                                 instrument in every particular
                                 without alteration or enlargement.


                                                                       ANNEX A


                          OFFICIAL NOTICE OF EXCHANGE

                    Dated:[December 21, 1995 or thereafter]


Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, New York  10022

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1251 Avenue of the Americas
New York, New York  10020
Fax No.: (212) 703-4377
(Attn:  Richard P. Sandulli)

Dear Sirs:

               The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes due September 30, 2000 (Exchangeable for Shares of Common Stock of The Boeing Company) of Morgan Stanley Group Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any NYSE Trading Day, as of the next NYSE Trading Day, provided that such day is prior to the earliest of (i) September 30, 2000,
(ii) the Call Date and (iii) in the event of a call for cash, the Notice
Date), the Exchange Right as described in Pricing Supplement No. 19 dated September 18, 1995 (the "Pricing Supplement") to the Prospectus Supplement dated March 29, 1995 and the Prospectus dated March 29, 1995 related to Registration Statement No. 33-57833. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver, at its sole option, shares of the Common Stock of The Boeing Company or cash 3 Business Days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.


                                       Very truly yours,

                                       __________________________
                                           [Name of Holder]


                                       By:_______________________
                                                [Title]


                                                [Fax No.]

                                       $__________________________
                                         Principal Amount of Notes
                                          surrendered for exchange


Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY GROUP INC., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By:________________________________________________________
    Title:


Date and time of acknowledgement___________________________